Exhibit 99.1
News Release

Contact:	Paul Adams Corporate Communications 410-470-4167 Emily Duncan Investor Relations 833-447-2783
CONSTELLATION EXPECTS TO END YEAR COMFORTABLY IN THE UPPER END OF GUIDANCE AND SEES MATERIAL IMPROVEMENTS IN 2024
Earnings Release Highlights
•GAAP Net Income of $96 million and Adjusted EBITDA (non-GAAP) of $658 million for the first quarter of 2023
•Expect to be comfortably in the top half of our guidance range for full year Adjusted EBITDA (non-GAAP) from $2,900 million - $3,300 million
•Delivering on our commitment to shareholders – commenced $1 billion share repurchase program repurchasing approximately $250 million in the first quarter, equivalent to approximately 3.2 million shares, and paid first quarter dividend per share of $0.2820, double that of prior quarter
•Began producing hydrogen at Nine Mile Point, demonstrating the value of producing hydrogen with carbon-free nuclear energy to help address the climate crisis
•Executed on long-term debt financings consistent with plan

Baltimore (May 4, 2023) — Constellation Energy Corporation (Nasdaq: CEG) today reported its financial results for the first quarter of 2023.

“We had a strong start to 2023, putting us in position to end the year comfortably in the top half of our guidance range and giving us confidence to raise our gross margin outlook for 2024,” said Joe Dominguez, president and CEO of Constellation. “Our performance was led by the Commercial team as customers came to us for help managing their energy needs in a time of volatile markets, a trend we think will continue to create value for the balance of 2023 and into 2024. Our clean generation fleet also performed well during the quarter, reliably delivering affordable, carbon-free energy to homes and businesses across the country.”

“We are returning significant value to our shareholders after doubling our dividend since last year and completing about a quarter of the $1 billion share repurchase program authorized in February,” said Dan Eggers, chief financial officer of Constellation. “Our balance sheet remains a competitive advantage in the marketplace and is the foundation of our capital allocation strategy, which allows us to create compelling value for our shareholders.”
1

First Quarter 2023
Our GAAP Net Income for the first quarter of 2023 decreased to $96 million from $106 million GAAP Net Income in the first quarter of 2022. Adjusted EBITDA (non-GAAP) for the first quarter of 2023 decreased to $658 million from $866 million in the first quarter of 2022. For the reconciliations of GAAP Net Income to Adjusted EBITDA (non-GAAP), refer to the tables beginning on page 3.
Adjusted EBITDA (non-GAAP) in the first quarter of 2023 primarily reflects:
•Increased labor, contracting, and materials, decreased capacity revenues and unfavorable impacts of nuclear outages partially offset by favorable market and portfolio conditions in 2023 compared to 2022.
Recent Developments and First Quarter Highlights
•Delivering on Our Capital Allocation Promises: In our commitment to return value to shareholders, our share repurchase program commenced in the first quarter, successfully repurchasing approximately 3.2 million shares. We also paid our first quarter dividend of $0.2820 per share, this was double the per share amount paid in the previous year.

•Clean Hydrogen Progress: Hydrogen production has commenced at the nation’s first 1 MW demonstration scale, nuclear-powered clean hydrogen production facility at our Nine Mile Point Nuclear Plant in Oswego, New York, an advancement that will help demonstrate the potential for hydrogen to power a clean economy. The clean Hydrogen Generation System operating at Nine Mile will help set the stage for possible large-scale deployments at other clean energy centers in our fleet that would couple clean hydrogen production with storage and other on-site uses. As part of our broader decarbonization strategy, we are currently working with public and private entities representing every phase in the hydrogen value chain to pursue development of regional hydrogen production and distribution hubs. Recently, the Midwest Alliance for Clean Hydrogen (MachH2), of which we are a member, announced it had officially submitted a full application to the U.S. Department of Energy (DOE) to develop a regional clean hydrogen production and distribution hub (H2Hub), funded under the Infrastructure Investment and Jobs Act (IIJA).

•Financing Activities: We successfully executed our financing plan through the issuance of $1.35 billion of long-term debt and $435 million of tax-exempt bonds. On February 24, 2023 we issued and sold $750 million in aggregate principal amount of Senior Notes due 2028 and $600 million in aggregate principal amount of Senior Notes due 2033. The proceeds of the financings were used for general corporate purposes. The 2028 Senior Notes carry an interest rate of 5.600% per annum. The 2033 Senior Notes carry an interest rate of 5.800% per annum. The tax-exempt bonds bear interest rates from 4.100% to 4.450%.

•Nuclear Operations: Our nuclear fleet, including our owned output from the Salem Generating Station, produced 42,463 gigawatt-hours (GWhs) in the first quarter of 2023, compared with 42,598 GWhs in the first quarter of 2022. Excluding Salem, our nuclear plants at ownership achieved a 92.8% capacity factor for the first quarter of 2023, compared with 93.0% for the first quarter of 2022. There were 86 planned refueling outage days in the first quarter of 2023 and 76 in the first quarter of 2022. There were nine non-refueling outage days in the first quarter of 2023 and 10 in the first quarter of 2022.
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•Natural Gas, Oil, and Renewables Operations: The dispatch match rate for our fleet was 98.4% in the first quarter of 2023, compared with 99.2%1 in the first quarter of 2022. Renewable energy capture for our fleet was 96.6% in the first quarter of 2023, compared with 96.8%1 in the first quarter of 2022.

GAAP/Adjusted EBITDA (non-GAAP) Reconciliation
Adjusted EBITDA (non-GAAP) for the first quarter of 2023 and 2022, respectively, does not include the following items that were included in our reported GAAP Net Income:

(in millions)	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
GAAP Net Income Attributable to Common Shareholders	$96	$106
Income Taxes	131	(53)
Depreciation and Amortization	267	280
Interest Expense, Net	107	56
Unrealized Loss on Fair Value Adjustments	297	118
Plant Retirements and Divestitures	(27)	—
Decommissioning-Related Activities	(240)	354
Pension & OPEB Non-Service Costs	(14)	(25)
Separation Costs	30	37
ERP System Implementation Costs	6	5
Change in Environmental Liabilities	17	—
Noncontrolling Interests	(12)	(12)
Adjusted EBITDA (non-GAAP)	$658	$866
Webcast Information
We will discuss first quarter 2023 earnings in a conference call scheduled for today at 10 a.m. Eastern Time. The webcast and associated materials can be accessed at https://investors.constellationenergy.com.
About Constellation
Headquartered in Baltimore, Constellation Energy Corporation (Nasdaq: CEG) is the nation’s largest producer of clean, carbon-free energy and a leading supplier of energy products and services to businesses, homes, community aggregations and public sector customers across the continental United States, including three fourths of Fortune 100 companies. With annual output that is nearly 90% carbon-free, our hydro, wind and solar facilities paired with the nation’s largest nuclear fleet have the generating capacity to power the equivalent of 15 million homes, providing approximately 11% of the nation’s clean energy. We are further accelerating the nation’s transition to a carbon-free future by helping our customers reach their sustainability goals, setting our own ambitious goal of achieving 100% carbon-free generation by 2040, and by investing in promising emerging technologies to eliminate carbon emissions across all sectors of the economy. Follow Constellation on LinkedIn and Twitter.
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1Prior year dispatch match and energy capture were previously reported as 99.4% and 96.1%, respectively. The update reflects a change to include the Conowingo run-of-river hydroelectric operational performance within renewable energy capture, and remove the performance from dispatch match.
3

Non-GAAP Financial Measures
In analyzing and planning for our business, we supplement our use of net income as determined under generally accepted accounting principles in the United States (GAAP), with Adjusted EBITDA (non-GAAP) as a performance measure. Adjusted EBITDA (non-GAAP) reflects an additional way of viewing our business that, when viewed with our GAAP results and the accompanying reconciliation to GAAP net income included above, may provide a more complete understanding of factors and trends affecting our business. Adjusted EBITDA (non-GAAP) should not be relied upon to the exclusion of GAAP financial measures and is, by definition, an incomplete understanding of our business, and must be considered in conjunction with GAAP measures. In addition, Adjusted EBITDA (non-GAAP) is neither a standardized financial measure, nor a presentation defined under GAAP and may not be comparable to other companies’ presentations or deemed more useful than the GAAP information provided elsewhere in this press release and earnings release attachments. We have provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted EBITDA (non-GAAP) should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measure provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted EBITDA (non-GAAP) to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on our website: www.ConstellationEnergy.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 4, 2023.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements.
The factors that could cause actual results to differ materially from the forward-looking statements made by Constellation Energy Corporation and Constellation Energy Generation, LLC, (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 19, Commitments and Contingencies; (2) the Registrants' First Quarter 2023 Quarterly Report on Form 10-Q (to be filed on May 4, 2023) in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. Neither Registrant undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
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Earnings Release Attachments

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Operations
(unaudited)
(in millions)

Three Months Ended March 31, 2023
Operating revenues	$7,565
Operating expenses
Purchased power and fuel	5,729
Operating and maintenance	1,432
Depreciation and amortization	267
Taxes other than income taxes	132
Total operating expenses	7,560
Gain on sales of assets and businesses	26
Operating income	31
Other income and (deductions)
Interest expense, net	(107)
Other, net	314
Total other income and (deductions)	207
Income before income taxes	238
Income taxes	131
Equity in losses of unconsolidated affiliates	(5)
Net income	102
Net income attributable to noncontrolling interests	6
Net income attributable to common shareholders	$96

Three Months Ended March 31, 2022
Operating revenues	$5,591
Operating expenses
Purchased power and fuel	3,550
Operating and maintenance	1,205
Depreciation and amortization	280
Taxes other than income taxes	137
Total operating expenses	5,172
Gain on sales of assets and businesses	16
Operating income	435
Other income and (deductions)
Interest expense, net	(56)
Other, net	(318)
Total other income and (deductions)	(374)
Income before income taxes	61
Income taxes	(53)
Equity in losses of unconsolidated affiliates	(3)
Net income	111
Net income attributable to noncontrolling interests	5
Net income attributable to common shareholders	$106

Change in Net income attributable to common shareholders from 2022 to 2023	$(10)

Constellation Energy Corporation and Subsidiary Companies
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$237	$422
Restricted cash and cash equivalents	99	106
Accounts receivable
Customer accounts receivable (net of allowance for credit losses of $47 and $46 as of March 31, 2023 and December 31, 2022, respectively)	2,147	2,585
Other accounts receivable (net of allowance for credit losses of $5 as of March 31, 2023 and December 31, 2022)	542	731
Mark-to-market derivative assets	1,952	2,368
Inventories, net
Natural gas, oil and emission allowances	259	429
Materials and supplies	1,085	1,076
Renewable energy credits	720	617
Other	1,067	1,026
Total current assets	8,108	9,360
Property, plant, and equipment, net	20,074	19,822
Deferred debits and other assets
Nuclear decommissioning trust funds	14,606	14,114
Investments	223	202
Mark-to-market derivative assets	1,125	1,261
Deferred income taxes	45	44
Other	1,977	2,106
Total deferred debits and other assets	17,976	17,727
Total assets	$46,158	$46,909

	March 31, 2023	December 31, 2022
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$705	$1,159
Long-term debt due within one year	161	143
Accounts payable	1,558	2,828
Accrued expenses	743	906
Mark-to-market derivative liabilities	1,573	1,558
Renewable energy credit obligation	865	901
Other	342	344
Total current liabilities	5,947	7,839
Long-term debt	5,763	4,466
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	2,982	3,031
Asset retirement obligations	12,831	12,699
Pension obligations	645	605
Non-pension postretirement benefit obligations	633	609
Spent nuclear fuel obligation	1,244	1,230
Payable related to Regulatory Agreement Units	3,069	2,897
Mark-to-market derivative liabilities	700	983
Other	1,258	1,178
Total deferred credits and other liabilities	23,362	23,232
Total liabilities	35,072	35,537
Commitments and contingencies
Shareholders’ equity
Common stock	13,029	13,274
Retained deficit	(493)	(496)
Accumulated other comprehensive loss, net	(1,808)	(1,760)
Total shareholders’ equity	10,728	11,018
Noncontrolling interests	358	354
Total equity	11,086	11,372
Total liabilities and shareholders’ equity	$46,158	$46,909

Constellation Energy Corporation and Subsidiary Companies
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net income	$102	$111
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities
Depreciation, amortization, and accretion, including nuclear fuel and energy contract amortization	605	602
Gain on sales of assets and businesses	(26)	(16)
Deferred income taxes and amortization of ITCs	(33)	(307)
Net fair value changes related to derivatives	273	75
Net realized and unrealized (gains) losses on NDT funds	(187)	271
Net realized and unrealized losses on equity investments	5	20
Other non-cash operating activities	54	256
Changes in assets and liabilities:
Accounts receivable	513	(78)
Receivables from and payables to affiliates, net	—	20
Inventories	168	82
Accounts payable and accrued expenses	(1,516)	36
Option premiums paid, net	(23)	(31)
Collateral (posted) received, net	(261)	1,169
Income taxes	163	254
Pension and non-pension postretirement benefit contributions	(10)	(204)
Other assets and liabilities	(761)	(909)
Net cash flows (used in) provided by operating activities	(934)	1,351
Cash flows from investing activities
Capital expenditures	(660)	(410)
Proceeds from NDT fund sales	1,977	1,130
Investment in NDT funds	(2,030)	(1,193)
Collection of DPP, net	926	853
Proceeds from sales of assets and businesses	24	28
Other investing activities	(18)	(4)
Net cash flows provided by investing activities	219	404
Cash flows from financing activities
Change in short-term borrowings	(754)	(702)
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Repayments of short-term borrowings with maturities greater than 90 days	(200)	(300)
Issuance of long-term debt	1,353	2
Retirement of long-term debt	(30)	(1,058)
Retirement of long-term debt to affiliate	—	(258)
Contributions from Exelon	—	1,750
Dividends paid on common stock	(93)	(46)
Repurchases of common stock	(231)	—
Other financing activities	(22)	(23)
Net cash flows provided by (used in) financing activities	523	(635)
(Decrease) increase in cash, restricted cash, and cash equivalents	(192)	1,120
Cash, restricted cash, and cash equivalents at beginning of period	528	576
Cash, restricted cash, and cash equivalents at end of period	$336	$1,696

Constellation Energy Corporation
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP) and Analysis of Earnings
Three Months Ended March 31, 2023 and 2022
(unaudited)
(in millions, except per share data)

2022 GAAP Net Income Attributable to Common Shareholders	$106
Income Taxes	(53)
Depreciation and Amortization	280
Interest Expense, Net	56
Unrealized Loss on Fair Value Adjustments (1)	118
Decommissioning-Related Activities (2)	354
Pension & OPEB Non-Service Costs	(25)
Separation Costs (3)	37
ERP System Implementation Costs (4)	5
Noncontrolling Interests (5)	(12)
2022 Adjusted EBITDA (non-GAAP)	$866

Year Over Year Effects on Adjusted EBITDA (non-GAAP):
Labor, Contracting and Materials (6)	(111)
Capacity Revenue (7)	(104)
Nuclear Outages (8)	(47)
Market and Portfolio Conditions (9)	42
PJM Performance Bonuses, Net (10)	38
Other (11)	(26)
Total Year Over Year Effects on Adjusted EBITDA (non-GAAP)	$(208)

2023 GAAP Net Income Attributable to Common Shareholders	$96
Income Taxes	131
Depreciation and Amortization	267
Interest Expense, Net	107
Unrealized Loss on Fair Value Adjustments (1)	297
Plant Retirements and Divestitures	(27)
Decommissioning-Related Activities (2)	(240)
Pension & OPEB Non-Service Costs	(14)
Separation Costs (3)	30
ERP System Implementation Costs (4)	6
Change in Environmental Liabilities	17
Noncontrolling Interests (5)	(12)
2023 Adjusted EBITDA (non-GAAP)	$658

(1)Includes mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(2)Reflects all gains and losses associated with Nuclear Decommissioning Trusts (NDTs), Asset Retirement Obligation (ARO) accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(3)Represents certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the Transition Services Agreement (TSA).
(4)Reflects costs related to a multi-year Enterprise Resource Program (ERP) system implementation.
(5)Represents elimination of the noncontrolling interest related to certain adjustments.
(6)Primarily reflects increased employee-related costs, including labor and other incentives, and certain non-essential maintenance work.
(7)Reflects decreased capacity revenues primarily in the Midwest and Mid-Atlantic.
(8)Reflects volume and operating and maintenance impact of nuclear outages.
(9)Primarily related to favorable portfolio optimization activity.
(10)Reflects adjustment to estimated net bonus payments from PJM for overperformance primarily at our nuclear fleet during Winter Storm Elliott in December 2022.
(11)Primarily relates to the impact of realized Constellation Technology Ventures (CTV) investment activity.

Constellation Energy
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) EBITDA Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31, 2023			Three Months Ended March 31, 2022
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,565	$(930)	(b),(c)	$5,591	$919	(b),(c)
Operating expenses
Purchased power and fuel	5,729	(1,226)	(b)	3,550	803	(b)
Operating and maintenance	1,432	(92)	(c),(d),(f),(l)	1,205	(52)	(c),(d),(e),(f),(g)
Depreciation and amortization	267	(267)	(h)	280	(280)	(h)
Taxes other than income taxes	132	—		137	(2)	(d)
Total operating expenses	7,560			5,172
Gain on sales of assets and businesses	26	(26)	(g)	16	(2)	(g)
Operating income	31			435
Other income and (deductions)
Interest expense, net	(107)	107	(i)	(56)	56	(i)
Other, net	314	(293)	(c),(e)	(318)	321	(b),(c),(d), (e),
Total other income and (deductions)	207			(374)
Income before income taxes	238			61
Income taxes	131	(131)	(j)	(53)	53	(j)
Equity in losses of unconsolidated affiliates	(5)	—		(3)	—
Net income	102			111
Net income attributable to noncontrolling interests	6	12	(k)	5	12	(k)
Net income attributable to common shareholders	$96			$106
Effective tax rate	55.0%			(86.9)%
Earnings per average common share
Basic	$0.29			$0.32
Diluted	$0.29			$0.32
Average common shares outstanding
Basic	328			327
Diluted	328			328
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(a)Results reported in accordance with GAAP.
(b)Adjustment for mark-to-market on economic hedges and fair value adjustments related to gas imbalances and equity investments.
(c)Adjustment for all gains and losses associated with NDTs, ARO accretion, ARO remeasurement, and any earnings neutral impacts of contractual offset for Regulatory Agreement Units.
(d)Adjustment for certain incremental costs related to the separation (system-related costs, third-party costs paid to advisors, consultants, lawyers, and other experts assisting in the separation), including a portion of the amounts billed to us pursuant to the TSA.
(e)Adjustment for Pension and Other Postretirement Employee Benefits (OPEB) Non-Service costs.
(f)Adjustment for costs related to a multi-year ERP system implementation
(g)Adjustments related to plant retirements and divestitures.
(h)Adjustment for depreciation and amortization expense.
(i)Adjustment for interest expense.
(j)Adjustment for income taxes.
(k)Adjustment for elimination of the noncontrolling interest related to certain adjustments.
(l)Adjustment for changes in environmental liabilities.

Statistics

	Three Months Ended March 31,
	2023	2022
Supply Source (GWhs)
Nuclear Generation(a)
Mid-Atlantic	13,181	13,123
Midwest	22,986	23,462
New York(b)	6,296	6,013
Total Nuclear Generation	42,463	42,598
Natural Gas, Oil, and Renewables
Mid-Atlantic	722	727
Midwest	339	366
ERCOT	3,099	2,974
Other Power Regions(c)	2,904	2,902
Total Natural Gas, Oil, and Renewables	7,064	6,969
Purchased Power
Mid-Atlantic	4,035	2,772
Midwest	423	196
ERCOT	1,351	736
Other Power Regions(c)	9,917	13,655
Total Purchased Power	15,726	17,359
Total Supply/Sales by Region
Mid-Atlantic	17,938	16,622
Midwest	23,748	24,024
New York(b)	6,296	6,013
ERCOT	4,450	3,710
Other Power Regions(c)	12,821	16,557
Total Supply/Sales by Region	65,253	66,926

	Three Months Ended March 31,
	2023	2022
Outage Days(d)
Refueling	86	76
Non-refueling	9	10
Total Outage Days	95	86
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(a)Includes the proportionate share of output where we have an undivided ownership interest in jointly-owned generating plants and the total output for fully owned plants.
(b)2022 values have been revised from those previously reported to correctly reflect our 82% undivided ownership interest in Nine Mile Point Unit 2.
(c)Other Power Regions includes New England, South, West, and Canada.
(d)Outage days exclude Salem.

	Three Months Ended March 31,
ZEC Reference Prices	2023	2022
State (Region)
New Jersey (Mid-Atlantic)	$10.00	$10.00
Illinois (Midwest)	12.01	16.50
New York (New York)	21.38	21.38

	Three Months Ended March 31,
Capacity Reference Prices	2023	2022
Location (Region)
Eastern Mid-Atlantic Area Council (Mid-Atlantic)	$97.86	$165.73
ComEd (Midwest)	68.96	195.55
Rest of State (New York)	103.67	85.11
Southeast New England (Other)	126.67	154.37

	Three Months Ended March 31,
Electricity Reference Prices	2023	2022
Location (Region)
PJM West (Mid-Atlantic)	$33.12	$55.39
ComEd (Midwest)	26.80	40.25
Central (New York)	30.16	65.95
North (ERCOT)	23.25	37.04
Southeast Massachusetts (Other)(a)	51.84	111.62
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(a)Reflects New England, which comprises the majority of the activity in the Other region.